                                                                  EXHIBIT 10.1

                            SECOND AMENDMENT TO
                     SERVICE CORPORATION INTERNATIONAL
        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN FOR SENIOR OFFICERS
        (As Amended and Restated Effective as of December 31, 1993)


                           W I T N E S S E T H:


     WHEREAS, Service Corporation International (the "Company") executed the plan entitled "Service Corporation International Supplemental Executive Retirement Plan for Senior Officers (as Amended and Restated Effective as of December 31, 1993)" (hereinafter called the "Plan"); and

     WHEREAS, the Company retained the right in Section 8.1 of the Plan to amend the Plan from time to time; and

     WHEREAS, the Company adopted, on February 27, 1995, the First Amendment to the Plan, to be effective as of November 9, 1994; and

     WHEREAS, the Company now wishes to clarify certain provision of the Plan as amended by said First Amendment thereto, and to make other desired changes to the Plan, by adopting this Second Amendment to the Plan:

     NOW, THEREFORE, the Plan is hereby amended as follows:

A.   Effective as of November 9, 1994:

     1. Section 3.2, relating to the standard form of payment, is amended to revise the heading of subsection (a) thereof, so that such heading provides "Standard Form: Life and 180-Month Certain Annuity."

     2. Section 3.2(b), is amended by revising the last sentence of the last paragraph thereof to delete the period at the end thereof and to substitute the words "by such Participant."

     3. Section 3.2(c), is amended by adding the following sentence at the end thereof:

        "The opportunity to elect in-service commencement under this Section 3.2(c) shall be available only once to any Participant and, once such an election is made, it may not be revoked by the Participant except to the extent that such Participant requests, and the Committee approves, a lump sum payment under Section 3.2(e) below."

     4. Section 3.2(d), is amended by adding the following sentence at the end thereof:

        "The opportunity to elect in-service commencement under this Section 3.2(d) shall be available only once to any Participant and, once such an election is made, it may not be revoked by the Participant except to the extent that such Participant requests, and the Committee approves, a lump sum payment under Section 3.2(e) below."

     5. Section 3.2(e), is amended by adding the following sentence at the end thereof:

        "The opportunity to request, under this Section 3.2(e), a lump sum payment after commencement of an annuity under Section 3.2(c) or (d) above shall be available only once to any Participant and, once such a request is made, it may not be revoked by such Participant."

     6. Clause (i) of the first sentence of Article IV is amended in its entirety to provide as follows:

        "...(i) each Participant who, on the date of the Change of Control, (a) is an active Employee of the Company, and (b) has not commenced receipt of his Retirement Benefit under the Plan, a lump sum cash payment equal to the Actuarially Equivalent value, as of the date of such Change of Control, of the Accrued Benefit to which the Participant would have been entitled if he had continued to earn Credited Service from the date of the Change of Control to the date of his 65th birthday; and"

B.   Effective as of January 1, 1997:

     1. Article I, relating to definitions, is amended to insert in the alphabetically appropriate place the new defined term "Cause," which shall provide as follows:

        ""Cause" means the reason or reasons for which the Company terminates a Participant's employment as such reasons are described in, and as the quoted term is defined in, the latest employment agreement entered into by and between the Company and each Participant, and such definition of "Cause" is incorporated by reference into this Plan."

     2. Section 3.2(b), relating to lump sum payments, is amended to add, immediately after the subsection heading thereof, and immediately before the first sentence thereof, the new paragraph heading that provides:

        "(1)Participants May Request."

     3. Section 3.2(b) is further amended by adding, immediately following the last paragraph of paragraph (1), as so designated by this Amendment, the following new paragraph (2) that provides in its entirety as follows:

            "(2)Committee May Initiate. Regardless of whether a Participant requests a single lump sum payment of his entire Retirement Benefit pursuant to paragraph (1) of this Section 3.2(b), the Committee may, in its sole discretion, determine that any Participant who terminates employment with the Company for any reason (except a Participant who is discharged by the Company for Cause) shall receive, as soon as administratively feasible after such termination, a single lump sum payment of the Actuarially Equivalent value (determined as of the Participant's termination date) of his unpaid vested Retirement Benefit otherwise payable upon his attainment of age 65.

            Within  such   time  as  it   considers   appropriate   under   the
        circumstances, the Committee shall notify a Participant whose Retirement Benefit is to be paid pursuant to this paragraph (2) of
        Section 3.2(b)."

     4. Section 3.2(d), relating to in-service commencement of benefits, is amended in its entirety to provide as follows:

        "(d)In-Service Commencement of Retirement Benefits.

            (1) Years Prior to 1997. During calendar years ending on or before December 31, 1996, a Participant who is under the age of 65 but is at least age 59, and is an active Employee of the Company, may elect to receive his entire Retirement Benefit in the form of a monthly annuity that is payable for the lesser of 180 months or his lifetime, commencing as of the first day of the month following the later of the date the Participant attains age 60 or the subsequent date
        specified  by the Participant   that  is  prior  to  this  age  65;
        provided   that  the Participant's  written  election  of such form of payment is received by the Committee not less than 12 calendar months before the applicable commencement date.

           (2) Years Beginning After 1996. During calendar years beginning after December 31, 1996, a Participant who is under the age of 65 but is at least age 54, and is an active Employee of the Company, may elect to receive his entire Retirement Benefit in the form of a monthly annuity that is payable for the lesser of 180 months or his lifetime, commencing as of the first day of the month following the later of the date the Participant attains age 55 or the subsequent date specified by the Participant that is prior to his age 65; provided that the participant's written election of such form of payment is received by the Committee not less than 12 calendar months before the applicable commencement date.

           (3) Rules Applicable to All Pre-Age 65 Commencements. Because the Retirement Benefit annuity described in this Section 3.2(d) commences before the Participant attains the age of 65, the monthly amount of the Participant's annuity that would otherwise commence at his age 65 shall be discounted to the Actuarially Equivalent value of such annuity having a commencement date determined under paragraphs (1) or (2), whichever is applicable. Moreover, the amount of any annuity commenced prior to age 65 pursuant to paragraphs (1) or (2) of this Section 3.2(d) shall not be increased after its payment commencement date on account of any subsequent increase in the Participant's years of Credited Service, compensation, or otherwise; provided, however, that the Committee in its sole discretion may provide for cost-of-living increases in the amount of such annuity.

           The opportunity to elect in-service commencement prior to age 65 under this Section 3.2(d) shall be available only once to any Participant and, once such an election is made, it may not be revoked by the Participant except to the extent that such Participant requests, and the Committee approves, a lump sum payment under Section 3.2(e) below."

    5. Section 6.3, relating to forfeiture for cause, is amended:

       (1) by adding, immediately after the heading thereof and immediately before the first sentence thereof, the new subsection heading "(a) General Rule".;

       (2) by revising the first sentence thereof to delete the words "fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of his employment that damaged the Company, or for disclosing trade secrets of the Company" and to insert in their place the word "Cause";

       (3) by revising the second sentence thereof in its entirety to provide "The decision of the Committee as to whether a Participant was discharged for Cause will be final.";

       (4) by revising the fourth sentence to add, immediately after the word "Section," the word "6.3(a)";

       (5) by adding at the end of subsection (a), as so designated by this Amendment, the following new subsection (b), which provides in its entirety as follows:

       "(b)Special Rule. Notwithstanding any provision of this Plan to the contrary except the succeeding provisions of this subsection (b), in the event that, at any time within the first ten calendar years after a Participant (including for purposes of this subsection, a former Participant) terminates employment with the Company, he becomes an employee, director, partner, member, advisor, agent or consultant of any business entity that is in competition with the Company or any of its Subsidiaries or affiliates (the "Noncompete Rule"), such Participant's entire Accrued Benefit attributable to his participation in the Plan after December 31, 1996 shall be immediately forfeited, and neither such Participant nor any Beneficiary shall have any claim to benefits that accrued on or after January 1, 1997 under this Plan. After full consideration of the facts presented on behalf of both the Company and the Participant, the decision of the Committee as to whether Participant has violated the Noncompete Rule shall be final.

       In the event that a Participant violates the Noncompete Rule after having received all or part of his Retirement Benefit that is subject to forfeiture under that rule, such Participant shall be required, and by agreeing to participate in this Plan each Participant specifically agrees, to repay the Company the full amount of such Retirement Benefits he has received, plus interest from the date of the violation of the Noncompete Rule as determined by the Committee; and to make such repayment at the time or times and in the manner determined by the Committee. The interest rate shall be the weekly quoted one-year Treasury bill rate at the last weekly auction held immediately before the Committee's determination that such Participant has violated the Noncompete Rule, plus one percent (1%).

       By agreeing to participate in this Plan each Participant further consents to the Company's deduction from any amounts the Company or any of its Subsidiaries or affiliates owes to such Participant from time to time (including amounts owed to such Participant as wages or other compensation, fringe benefits, or other amounts owed to such Participant by the Company) to the extent of the amount such Participant owes the Company under this subsection (b). Whether or not the Company elects to make any set-off in whole or in part under this subsection (b), if the Company does not recover the full amount such Participant owed to it by such Participant, calculated as set forth above, such Participant agrees to pay the unpaid balance to the Company. Such Participant may be released from this obligation to repay the Company only if the Committee, in its sole discretion, determines that his action is not detrimental to the best interests of the Company or any of its Subsidiaries or affiliates.

       The covenants in this subsection (b) shall not be held invalid or unenforceable because of the specified period of time within which such covenant is operative, but the maximum period of time in which such covenants are operative is subject to determination by a final judgement of any court that has jurisdiction over the parties and subject matter."


     IN WITNESS WHEREOF, the company adopts, approves and consents to the amendment of the Plan by this Second Amendment this 21st day of April, 1997, to be effective as of the dates provided herein.

                                       SERVICE CORPORATION INTERNATIONAL

ATTEST:
                                       By: /s/ JACK L. STONER
                                          ------------------------------
By: /s/ HELEN R. DUGAND                   Name: JACK L. STONER
   -------------------------              Title: Sr. V.P. Administration
Name: HELEN R. DUGAND
Title: Dir. Human Resources